EXHIBIT 10.28
EXECUTION VERSION
SUPPLY AGREEMENT
     This Supply Agreement (the “Agreement”), is made and entered into as of the last date of execution appearing on the signature page hereto (the “Effective Date”), by and between Trigon Incorporated, a Pennsylvania corporation, having its principal place of business in McMurray, Pennsylvania and which operates the business division it calls “Stelkast” (“STELKAST”) and MAKO Surgical Corp., a Delaware corporation, having its principal place of business in Hollywood, Florida (“MAKO”). STELKAST and MAKO are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
     WHEREAS, STELKAST has developed a certain “Implant” (as defined below);
     WHEREAS, STELKAST and MAKO entered into that certain Binding Letter of Intent, dated April 27, 2005 in which STELKAST agreed to grant to MAKO a non-exclusive, worldwide license to certain rights relating to the Implant (the “LOI”); and
     WHEREAS, STELKAST and MAKO have concurrently entered into that certain License Agreement (“License Agreement”), by which STELKAST licenses MAKO certain rights to relating to the Implant so that it may make, use and sell the Implant independently of STELKAST;
     WHEREAS, during a Transition Period (as defined below) MAKO desires to purchase from STELKAST, and STELKAST is willing to supply, certain Products (as defined below), under the terms and conditions of this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
ARTICLE I
Definitions
     1.1 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the Effective Period of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.2 “Agreement” means this Supply Agreement, as it may be amended from time to time.
     1.3 “CGMP Regulations” means the current good manufacturing practices (“CGMP”) promulgated by the FDA, as amended, including those currently set out in Parts 210 and 211 of Title 21 of the Code of Federal Regulations.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
     1.4 “Delivery Date” means a date for which delivery of Product is properly requested in a purchase order.
     1.5 “Effective Date” has the meaning given in the preamble.
     1.6 “FDA” means the United States Food and Drug Administration.
     1.7 “First Commercial Sale” shall mean the first commercial sale by MAKO or its Affiliates of the Product.
     1.8 “Implant,” as used in both a singular and plural context, means the unicondylar knee implant system and all components thereof, including prostheses and related medical instruments and surgical techniques, developed by STELKAST and used for a single procedure.
     1.9 “License Agreement” has the meaning given to it in the recitals.
     1.10 “Manufacturing Price” regarding the Product means [***] Dollars ($[***]), The Manufacturing Price of each component of the Product is a set forth in Section 3.1 hereto. Manufacturing Price regarding instruments used with the Product shall mean STELKAST”S actual cost for such instruments.
     1.11 “Product,” as used in both a singular and plural context, means the Implant.
     1.12 “Product Approval” means final FDA approval to market commercially in the U.S.A. the specified Product for use in humans
     1.13 “Site Services” has the meaning set forth in Section 4.3.
     1.14 “Specifications” means he description and specification for the Implant contained in the specifications and technical documents relating to the manufacture, operation, use and implantation of the Implant (including all prior versions and the most current version of it) that are in the possession of STELKAST or its employees, representatives or agents on or before the Effective Date, including without limitation FDA design control documents DHF, DMR (design requirement and criteria, specified requirements, V&V, design transfer), clinical data and implant follow-ups, and manufacturing specifications and know.
     1.15 “Transition Period” means the period between the Effective Date and the date on which MAKO is able and ready to make and sell a unicondylar knee implant independently, under its own label, with all necessary regulatory approvals in the United States, but in any case ending not later than twenty-four (24) months after the Effective Date.
ARTICLE II
Sale And Purchase Of Product
     2.1 Sale and Purchase.
     2.2 During the Transition Period, STELKAST, within the limitations contained in this Article, agrees to use best efforts to sell to MAKO such quantities of Product as MAKO may

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
order in accordance herewith. It is understood that STELKAST shall have the right in connection with supply hereunder to contract with such third parties as STELKAST deems advisable to manufacture Product, provided, however, that STELKAST shall remain fully responsible hereunder.
     2.3 STELKAST will not to solicit or supply, without the written consent of MAKO, Product to parties to whom MAKO sells Products.
     2.4 Quantity; Forecasts.
     (a) With respect to each Product, MAKO shall deliver to STELKAST (i) at least four (4) full calendar quarters prior to the calendar quarter in which the First Commercial Sale of such Product is projected to occur, a forecast of MAKO’s quantity requirements for such Product for the calendar quarter in which the First Commercial Sale of such Product is projected to occur and (ii) at least one (1) full calendar quarter prior to the calendar quarter in which the First Commercial Sale of such Product is projected to occur, MAKO’s firm order and Delivery Dates for such Product for such calendar quarter and a good-faith forecast of its quantity requirements for such Product for the next three (3) calendar quarters, provided that no forecasts or orders need be given for any period after the term of this Agreement. Thereafter, MAKO shall deliver to STELKAST at or prior to the end of each calendar quarter, MAKO’s firm order and Delivery Dates for such Product for the second calendar quarter following such calendar quarter and a forecast of its quantity requirements for such Product for the three (3) following calendar quarters. If a required forecast or order for a quarter is not timely submitted for a Product, the immediately preceding forecast for that quarter shall become the new forecast or order; if there is no preceding forecast for a quarter, the forecast or order for the immediately preceding quarter shall become the forecast or order.
     (b) For each quarterly forecast of Product, the amount of any Product forecasted for delivery in the first of the three calendar quarters forecasted shall be not less than [***] percent ([***]%) or more than [***] percent ([***]%) of the most recent previous forecast for such quarter.
     (c) MAKO’s forecasts and orders will reflect its good-faith expectations of customer demand and MAKO will act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for STELKAST.
     2.5 Delivery.
     (a) All Products delivered to MAKO will be F.O.B. STELKAST’s plant or other place of shipment. STELKAST will use best efforts deliver Product within 5 days of the applicable Delivery Dates and assist MAKO in arranging any desired insurance (in amounts that MAKO shall determine) and transportation, via air freight unless otherwise specified in writing, to any destinations specified in writing from time to time by MAKO. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery will be at MAKO’s expense.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
     (b) STELKAST will package the Products in the manner requested by MAKO. STELKAST will include with each shipment copies of all applicable quality and testing records, which shall be in a form acceptable for FDA submission.
     2.6 Rejection of Product in Case of Nonconformity.
     (a) MAKO may reject any portion of any shipment of Product that (i) does not conform to the description or Specifications, (ii) is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”), (iii) does not comply with an order for the Products, or (iv) does not comply with the CGMP Regulations.
     (b) In order to reject a shipment, MAKO must (i) give notice to STELKAST of MAKO’s intent to reject the shipment within thirty (30) days of receipt together with a written indication of the reasons for such possible rejection, and (ii) as promptly as reasonably possible thereafter, provide STELKAST with notice of final rejection and the full basis therefore. After notice of intent to reject is given, MAKO shall cooperate with STELKAST in determining whether rejection is necessary or justified. If no such notice of intent to reject is timely received, MAKO shall be deemed to have accepted such delivery of Product. However, in the case of Products having latent defects which upon diligent examination by MAKO upon receipt could not have been discovered, MAKO must give notice of MAKO’s intent to reject within thirty (30) days after discovery of such defects.
     (c) In any event, MAKO must pay for the shipment as otherwise provided herein and will be entitled to a refund of the purchase price (together with insurance and freight charges) of properly rejected Products at the time they are ultimately rejected, provided that if STELKAST disputes the rejection, refund shall be made, if at all, at the time the dispute is finally resolved. STELKAST shall notify MAKO as promptly as reasonably possible whether it accepts MAKO’s basis for any rejection.
     (d) Whether or not STELKAST accepts MAKO’s basis for rejection, promptly on receipt of a notice of rejection, STELKAST shall use its reasonable efforts, at MAKO’s request, to provide replacement Product which shall be purchased by MAKO as provided in this Agreement.
     (e) Unless STELKAST requests the return to it of a rejected batch within sixty (60) days of receipt of MAKO’s notice of rejection, MAKO shall destroy such batch promptly and provide STELKAST with certification of such destruction. MAKO shall, upon receipt of STELKAST’s request for return, promptly dispatch said batch to STELKAST, at STELKAST’s cost.
     2.7 MAKO’s Obligations.
     (a) MAKO agrees to ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct in connection with the use, distribution or promotion of the Products, including without limitation, those applicable to product claims, labeling, approvals, registrations and notifications.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
     (b) MAKO will work diligently to establish an independent product source for Products, including obtaining necessary FDA approvals for Products made under its authority.
     (c) For the avoidance of any doubt, MAKO has no obligation to purchase Products from STELKAST.
ARTICLE III
Price And Payments
     3.1 Price. MAKO shall pay to STELKAST the Manufacturing Price for Product purchased under this Agreement. The Manufacturing Price for each of the Product Components is as follows:

Part	Cost

(a) Stelkast unicondylar knee; Femoral component	$	[***]
(b) Stelkast unicondylar knee; Inlay tibial component	$	[***]
(c) Stelkast Instruments		[***]
     3.2 Method of Payment. All payments due hereunder to STELKAST shall be paid to STELKAST in United States dollars in the United States not later than 45 days following the date of the applicable invoice.
ARTICLE IV
Branding & Site Services
     4.1 Labeling. MAKO may specify, at the time of ordering, whether Products will bear a STELKAST label or a MAKO label. If MAKO orders Products with MAKO labels, MAKO must first have provided to STELKAST either labels suitable for placing on STELKAST’s packaging for the Products or packaging suitable for the Products.
     4.2 Limited License. STELKAST grants to MAKO a limited, non-exclusive license to use the mark “STELKAST” and any other trade names, trademarks and trade dress used on or in connection with Products purchased by MAKO from STELKAST pursuant to this Agreement, to refer to the Products and to STELKAST in connection with the marketing, advertising, distribution, sale and use of the Products. STELKAST further grants to MAKO the right to create, reproduce, publish, and distribute images and renderings (including photographs and video) of the Products and Packaging and any accompanying documentation.
     4.3 Site Services. STELKAST shall provide MAKO site management support services at UPMC Shadyside in Pittsburgh PA (the “Site Services”) when and if reasonably requested by MAKO. Site Services shall include one or more of inventory management, billing, clinical support during each surgical procedure, and maintenance of a service contract with hospital. STELKAST will charge MAKO a fixed sum of $[***] per procedure performed for any and all such clinical support services provided to MAKO. In all cases where STELKAST provides Site Services on behalf of MAKO, STELKAST shall tender to MAKO within thirty (30) days the net proceeds paid to STELKAST for such procedure after deducting only the Manufacturing Price and the Site Services.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
ARTICLE V
Termination, Rights And Obligations Upon Termination
     5.1 Term. This Agreement shall continue in effect (the “Effective Period”) until the earlier of 24 months from the Effective Date or the end of the Transition Period.
     5.2 Termination by Mutual Agreement. This Agreement may be terminated upon mutual written agreement of the Parties.
     5.3 Termination for Default. If either Party materially defaults in the performance of any material agreement, condition or covenant of this Agreement and such default or noncompliance shall not have been remedied, or steps initiated to remedy the same to the other Party’s reasonable satisfaction, within sixty (60) days (or 30 days in the case of non-payment) after receipt by the defaulting Party of a notice thereof from the other Party, the Party not in default may terminate this Agreement.
     5.4 Termination of License. This Agreement will terminate automatically upon termination of the License Agreement.
     5.5 Rights and Obligations on Expiration or Termination. Except to the extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: Articles VI and VII. Any rights of STELKAST to payments accrued through termination as well as obligations of the Parties under firm orders for purchase and delivery of Products at the time of such termination shall remain in effect, except that in the case of termination under Section 5.3, the terminating Party may elect whether obligations under firm orders will remain in effect and except that STELKAST will have no obligation with respect to Delivery Dates more than 6 months after termination.
ARTICLE VI
Representation and Warranties
     6.1 STELKAST represents, warrants and covenants to MAKO as to the following as of the Effective Date:
     (a) When shipped to MAKO by STELKAST, the Products (i) will conform in all respects to the Specifications, (ii) will not be adulterated or misbranded within the meaning of the Act, and (iii) will be manufactured in accordance with CGMP Regulations. STELKAST further represents and warrants to MAKO that, to the actual knowledge of Stelkast, on the Effective Date and any date the Products shall be shipped to MAKO (y) the Products and their sale, marketing and use in their intended manner will not infringe any patent, copyright or, or misappropriate any trade secrets, of any third party, and (z) any branding or trade dress appearing on the Products, other than MAKO’s marks and trade dress, will not cause infringement of any trademark, trade name, service mark, or trade dress of any third party, or constitute unfair competition or violate any rights of publicity or privacy when sold or advertised.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
     (b) STELKAST has the requisite institutional knowledge and commercially adequate expertise to provide the technical assistance and clinical support services it is offering and/or pledging to provide to MAKO under this Agreement.
     (c) Insurance. STELKAST maintains adequate insurance covering the Product (including product liability and commercial general liability insurance), as would be acquired and maintained by a reasonable and prudent businessperson carrying on a similar line of business, but in no case for an amount of less than Four Million Dollars ($4,000,000) per claim and/or $5,000,000 in the aggregate (“Adequate Insurance”). Such Adequate Insurance shall at all times during the Effective Period and for not less than five (5) years thereafter insure MAKO, its Board of Directors, officers, employees, agents and consultants as insured parties.
     6.2 MAKO represents, warrants and covenants to STELKAST that as of and following the Effective Date MAKO maintains adequate insurance (including product liability and commercial general liability insurance), as would be acquired and maintained by a reasonable and prudent businessperson carrying on a similar line of business, but in no case for an amount of less than Adequate Insurance. Such Adequate Insurance shall at all times during the Effective Period and for not less than five (5) years thereafter insure STELKAST, its Board of Directors, officers, employees, agents and consultants as insured parties.
     6.3 Disclaimers.
     (a) Other than the representations, warranties and covenants expressly made in this Agreement, neither Party, nor any of its Affiliates, make any representations or extend any warranties of any kind, express or implied. STELKAST and MAKO each disclaim all implied warranties, including without limitation warranties of merchantability, and fitness for a particular purpose.
     (b) EXCEPT IN CONNECTION WITH INDEMNIFICATION FOR DAMAGES AWARDED FOR THIRD PARTY CLAIMS OF PERSONAL INJURY PURSUANT TO ARTICLE VII, OR AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, IN NO EVENT WILL MAKO OR STELKAST BE LIABLE FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.
ARTICLE VII
Indemnification
     7.1 Indemnification. STELKAST agrees to indemnify in respect of, and hold MAKO and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and reasonable attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”) resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of STELKAST under this Agreement.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
STELKAST further agrees to indemnify in respect of, and hold MAKO and its respective officers, directors, employees and agents harmless against, all Damages resulting from personal injuries and deaths from the use of Products manufactured, produced, sold or marketed by STELKAST or its Affiliates, except to the extent such injury or death results from (1) the negligence, gross negligence or intentional misconduct of MAKO and its employees, officers and directors or any other persons using the Products, or (ii) a change to the Product after it has been manufactured by STELKAST or the use of a technique with respect to the Product other than a technique developed and/or endorsed by STELKAST.
     7.2 MAKO agrees to indemnify in respect of, and hold, STELKAST and its officers, directors, employees and agents harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of MAKO under this Agreement. MAKO further agrees to indemnify in respect of, and hold STELKAST and its respective officers, directors, employees and agents harmless against, all Damages resulting from personal injuries and deaths from the use of any products other than the Products that are manufactured, produced, sold or marketed by MAKO or its Affiliates, except to the extent such injury or death results from the negligence, gross negligence or intentional misconduct of STELKAST and its employees, officers and directors.
ARTICLE VIII
Miscellaneous Provisions
     8.1 Assignment. Neither Party may assign or delegate its obligations under this Agreement absent the written consent of the other party, except that no such consent will be required for succession by merger, consolidation, sale of all or substantially all of the assets, or change of control, but only if the assignee, successor or surviving entity agrees to be bound in writing to all of its terms and conditions. This Agreement will be binding on successors in interest and permitted assigns. An assignment other than as expressly permitted by this Section 8.1 will be void and shall constitute a material breach of this Agreement.
     8.2 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to STELKAST:	Trigon Incorporated
200 Hidden Valley Road
McMurray, PA 15317
Fax: (724) 941-5984
Attention: Peter N. Stephans

If to MAKO:	MAKO Surgical Corp.
2901 Simms St.
Hollywood, FL 33020
Fax: (954) 927-0446 Attention: General Counsel

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
or to such other address designated by the Parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     8.3 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUSIVE OF ITS CONFLICTS OF LAW PRINCIPLES.
     8.4 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     8.5 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     8.6 Severability and Reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any Party to this Agreement, such Party may terminate this Agreement upon written notice to each other Party within 30 days after learning such change has been effected.
     8.7 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement. No act or conduct of or by MAKO under this Agreement, including any payment of a royalty, shall be evidence, or deemed an admission or suggestion, that any product manufactured, licensed, or distributed by MAKO infringes the Licensed IP Rights or any other intellectual property right.
     8.8 Force Majeure. Neither Party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other Party or such other Party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a Party’s reasonable control. The Parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     8.9 Legal Costs. Each of the Parties will be responsible for its own expenses, including legal and accounting fees of advisors, incurred in connection with the negotiation and preparation of this Agreement. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     8.10 Dispute Resolution.
     (a) STELKAST and MAKO will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation.
     (b) In the event that, after reasonable consultation, but within 30 days, the Parties are unable to reach agreement, any claim or controversy shall be settled by arbitration administered by the American Arbitration Association under its then current Commercial Arbitration Rules, before a single arbitrator and judgment on any award rendered by or finding of the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award actual money damages (with interest on unpaid amounts from the date due), temporary injunctive relief, and reasonable attorney’s fees and expenses, but the arbitrator shall not have the authority to award exemplary or punitive damages, and the Parties expressly waive any claimed right to such damages. The costs of arbitration shall be borne by the Parties in accordance with the award of the arbitrator. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorney’s fees, for having

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
to compel arbitration or defend or enforce the award. Except as otherwise required by law, the Parties agree to maintain and agree to cause the arbitrator to maintain as confidential all information, documents and other data of any kind or nature whatsoever obtained during the arbitration process, including the fact that such arbitration is being undertaken and the final award of the arbitrator.
     8.11 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them; provided, however, that for the avoidance of doubt, this Agreement shall not affect the Parties’ obligations under the License Agreement. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     8.12 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     8.13 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing Parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     8.14 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
     8.15 BASIS OF BARGAIN. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL, BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.
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[SIGNATURE PAGE FOLLOWS]

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

TRIGON INCORPORATED

By:	/s/ Peter N. Stephans
Name:	Peter N. Stephans
Title:	CHMN & CEO
Date:	9/13/05

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré
Name:	Maurice R. Ferré
Title:	Pres & CEO
Date:	9/13/05

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.